SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  June 16, 1999


        AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or Organization)




           0-16555                      41-1571166
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On June 16, 1999, the Partnership, AEI Real Estate Fund XVI Limited Partnership, sold its 40% interest in a Fuddruckers restaurant in St. Louis, Missouri to Elizabeth Cockrum, who is not affiliated with the Partnership. The remaining interest was sold by AEI Real Estate Fund XV Limited Partnership, an affiliate of the Partnership. The total cash sales price was $1,900,000.

      The Partnership received net proceeds of approximately
$760,000 for its interest in the property, which resulted in a net gain of approximately $175,000.

Item 7.   Financial Statements and Exhibits.

         (a) A  limited number of proforma adjustments
             are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on January 1, 1998, the Partnership's Investments in Real Estate would have been reduced by $601,198 and its Current Assets
             (cash) would have increased by $760,000 and Partner's Capital would have increased by $158,802.

             The Total Income for the Partnership would have decreased from $1,057,876 to $965,712 for the year ended December 31, 1998 and from $261,922 to $238,881 for three months ended March 31, 1999 if the Partnership had not owned the property during the periods.

             Depreciation Expense would have decreased by $11,317 and $2,511 for the year ended December
             31, 1998 and the three months ended March 31, 1999, respectively.

             Partnership Administration and Property Management Expense would have decreased by $1,741 and $134 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

             The net effect of these proforma adjustments would have caused Net Income to decrease from $351,608 to $272,502 and from $147,068 to
             $126,672, which would have resulted in Net Income of $19.49 and $9.22 per Limited Partnership Unit outstanding for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.


         (c) Exhibits

              Exhibit 10.1 - Purchase  Agreement
                             dated February 4, 1999 between  the
                             Partnership, AEI Real  Estate  Fund
                             XV    Limited    Partnership    and
                             Elizabeth Cockrum relating  to  the
                             property  at  2175 Barrett  Station
                             Road, St. Louis, Missouri.

              Exhibit 10.2 - Amendment   to
                             Purchase  Agreement dated  May  19,
                             1999  between the Partnership,  AEI
                             Real   Estate   Fund   XV   Limited
                             Partnership  and Elizabeth  Cockrum
                             relating  to the property  at  2175
                             Barrett  Station Road,  St.  Louis,
                             Missouri.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       AEI REAL ESTATE FUND XVI
                       LIMITED PARTNERSHIP

                       By: AEI Fund Management XVI, Inc.
                           Its:  Managing General Partner


Date:  June 21, 1999   /s/ Mark  E Larson
                       By: Mark E. Larson
                           Its Chief Financial Officer